UNITED STATES
                        SECURITIES & EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                     FORM 8-K


                    CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                             OF THE SECURITIES ACT OF 1934

     Date of Report (Date of earliest event reported):  January 21, 2000

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             (Exact name of registrant as specified in its charter)

        Delaware                        0-12167             54-1217099

(State or other jurisdiction   (Commission File Number)   (I.R.S. Employer
       of incorporation)                                 Identification No.)


           18880 HOMESTEAD ROAD, CUPERTINO, CA                   95014
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          (Address of principal executive office)           (Zip Code)


    Registrant's telephone number, including area code:   (408) 863-9900

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                                  (Not Applicable)
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          (Former name or former address, if changed since last report)



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Item 2.  Acquisition or Disposition of Assets

On January 13, 2000, the Company completed the acquisition of ObjecTime Limited
(OTL). OTL is a developer of visual design and code generation software tools used for development of embedded software. The acquisition will be accounted for under the purchase method of accounting, accordingly, the Company's consolidated results of operations will include the operating results of OTL subsequent to the acquisition date. The Company acquired all outstanding shares of OTL capital stock in exchange for approximately $9,045,000 in cash and 371,400 shares of the Company's common stock. The Company also assumed all outstanding options to purchase OTL common stock in exchange for options to purchase 358,546 shares of the Company's common stock. In December, 1997, the Company made an initial investment in OTL for approximately $9,000,000. The Company is in the process of completing its valuation of OTL net assets and will allocate the purchase price accordingly.

Item 7.  Financial Statements and Exhibits

10.1   AGREEMENT AND PLAN OF ACQUISITION AND ARRANGEMENT











        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                RATIONAL SOFTWARE CORPORATION
                                                (Registrant)

January 21, 2000                             /s/ Timothy A. Brennan
                                                Timothy A. Brennan,
                                         Chief Financial Officer and Secretary